                                                                    EXHIBIT 10.J

                                VOTING AGREEMENT

          This VOTING AGREEMENT is entered into and shall be effective as of August 21, 2001 (the "Effective Date"), by and among The FINOVA Group Inc., a Delaware corporation (the "Company"), Berkadia LLC, a Delaware limited liability company ("Berkadia"), Berkshire Hathaway Inc. a Delaware corporation ("Berkshire") and Leucadia National Corporation, a New York corporation ("Leucadia"). Berkadia, Berkshire and Leucadia are referred to herein collectively as the "Stockholders" and individually as a "Stockholder." Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in the Plan (as defined below).

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Company and certain of its subsidiaries filed for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"); and

          WHEREAS, the Bankruptcy Court confirmed on August 10, 2001 the Third Amended and Restated Joint Plan of Reorganization of the Company and such subsidiaries (as amended, the "Plan");

          WHEREAS, as part of the Plan, effective as of the Effective Date, the Company (i) has issued shares of additional common stock of the Company having a par value of $0.01 per share ("Common Stock") to the Stockholders as contemplated by the Plan (ii) has issued 7.5% Senior Secured Notes Maturing 2009 with Contingent Interest due 2016 (the "Notes") to holders of Allowed general unsecured Claims against FINOVA Capital Corporation, a subsidiary of the Company ("FINOVA Capital"), and holders of Allowed Interests in the Trust Originated Preferred Securities issued by FINOVA Finance Trust, a subsidiary of the Company, in accordance with the Plan and (iii) has granted the right to the Official Committee of Creditors to designate one director of the initial Board of Directors as it is comprised on the Effective Date (the "Initial Noteholder Designee");

          WHEREAS, Article XI of the Amended and Restated Bylaws of the Company (attached hereto as "Exhibit A") establishes certain rights and procedures relating to the designation following the Effective Date by holders of Notes, excluding holders who are Affiliates of the Company (the "Unaffiliated Noteholders"), of a nominee to the Board of Directors, who may be the Initial Noteholder Designee or any successor thereto (the "Noteholder Director"), it being understood that there will be only one Noteholder Director at any given time.

          NOW, THEREFORE, the Company and the Stockholders agree as follows for the equal and ratable benefit of the Unaffiliated Noteholders:
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                                   ARTICLE I
                                  DEFINITIONS

           1.1 Definitions. The following terms shall have the following meanings:

          "Affiliate" means with respect to any Person, any Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person. For purposes of this definition, a subsidiary of a Person is an Affiliate of such Person and of each other subsidiary of that Person.

          "beneficially own" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

          "Control" shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Securities, by contract or otherwise. The terms "Controlling Person", "Controlling" and "Controlled" by shall have correlative meanings.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Person" shall mean and include an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization, a governmental or regulatory body or any department, instrumentality or agency thereof, and any court.

                                  ARTICLE II
                              NOTEHOLDER DIRECTOR

          2.1 Election of Noteholder Director. For so long as Article XI of the Amended and Restated Bylaws is in effect, subject to Section 2.2 and Article III hereof, the Stockholders shall vote, and shall cause each Affiliate of the Stockholders to vote, all of the shares of Common Stock then beneficially owned by such Stockholder or such Affiliate of such Stockholder, to elect the Noteholder Director at each election of the Board of Directors.

          2.2 Non-election/Removal of Noteholder Director. In the event that (i) the Board of Directors has advised the Stockholders that it has determined that there exist grounds for removal for cause with respect to the Noteholder Director, or (ii) the Board of Directors has advised the Stockholders that it has determined that the Noteholder Director is not eligible to serve as a director of a public company, then with respect to such Noteholder Director:

          (a) the Stockholders shall not be required to vote, or cause their respective Affiliates to vote, to elect such Noteholder Director in accordance with Section 2.1(a) hereof; and

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          (b) the Stockholders may vote, and may cause each Affiliate of the
Stockholders to vote, all of the shares of Common Stock then beneficially owned by such Stockholder or such Affiliate of such Stockholder, to remove such Noteholder Director by written consent (if permitted by the Amended and Restated Bylaws of the Company) or at any stockholders' meeting called by the Board of Directors for such purpose.

          2.3 Replacement of Noteholder Director. For so long as Article XI of the Amended and Restated Bylaws is in effect,

          (a) if the Unaffiliated Noteholders determine to remove an incumbent Noteholder Director with or without cause and so notify the Stockholders by delivering to the Stockholders a certificate from the indenture trustee for the Notes stating that the Unaffiliated Noteholders owning not less than a majority in principal amount of the then outstanding Notes owned by Unaffiliated Noteholders have determined to recommend removal of an incumbent Noteholder Director, the Stockholders shall vote, and shall cause each Affiliate of the Stockholders to vote, all of the shares of Common Stock then beneficially owned by each such Stockholder or such Affiliate of such Stockholder, to remove such Noteholder Director by written consent (if permitted by the Amended and Restated Bylaws of the Company) or at any stockholders' meeting called by the Board of Directors for such purpose; and

          (b) Except as otherwise provided in this Agreement, neither the Stockholders nor their Affiliates will vote any shares of Common Stock then beneficially owned by such Stockholder or such Affiliate of such Stockholder in favor of removal without cause of the Noteholder Director; it being understood that this Agreement shall not limit the right of any Stockholder or any Affiliate of a Stockholder, to vote any shares of Common Stock beneficially owned by such Stockholder or such Affiliate of such Stockholder in favor of removal with cause of the Noteholder Director.

                                  ARTICLE III
                                 MISCELLANEOUS

          3.1 Termination.

          (a) At such time as the provisions of Article XI of the Amended and Restated Bylaws of the Company become null and void, this Agreement shall automatically terminate and become null and void without any further action on the part of any party.

          (b) If, at any time, in the determination of any of the Stockholders, the existence of this Agreement may adversely affect the ability of any of the Stockholders (or their Affiliates) to achieve tax consolidation with the Company or any other bona fide tax objective, the Stockholders shall have the right to immediately terminate this Agreement upon written notice to the Company; provided that, the Stockholders agree to provide the Unaffiliated Noteholders with reasonable assurances, to the extent not inconsistent with applicable tax laws and the tax objectives of any of the Stockholders, commensurate with the provisions of this Agreement.

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          3.2 Amendment. This Agreement may be amended only by a written instrument executed by the parties or their respective successors or assigns.

          3.3 Counterparts. This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

          3.4 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without reference to choice of law principles, including all matters of construction, validity and performance.

          3.5 Severability; Enforcement. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that any court of the United States located in the State of Delaware or any Delaware state court may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

          3.6 Further Assurances. Each party hereto shall execute and deliver such additional documents as may be reasonably requested by another party to consummate the transactions contemplated by this Agreement.

          3.7 Transfer of Shares. If a Stockholder transfers all or substantially all of the shares of Common Stock held by such Stockholder to another Person (a "Transferee"), such Stockholder shall cause such Transferee to be bound by the terms of this Agreement.

          3.8 Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto other than those set forth or described herein or made hereunder.

          3.9 Specific Performance; Consent to Jurisdiction.

          (a) The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to any court of the United States located in the State of Delaware or any Delaware state court for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

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          (b) In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any matter referred to herein, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any matter referred to herein in any court other than a Federal or state court sitting in the State of Delaware.

          3.10 Headings; References. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Sections" shall be deemed to be references to Sections hereof unless otherwise indicated.

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

          IN WITNESS WHEREOF, each of the parties hereto had caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                             THE FINOVA GROUP INC.


                                             By: /s/ William J. Hallinan
                                                ----------------------------
                                             Name: William J. Hallinan
                                             Title: Executive Vice President

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

                                     BERKADIA LLC

                                     By: BERKADIA MANAGEMENT LLC, its Manager



                                     By: /s/ Marc D. Hamburg
                                        ------------------------------
                                     Name: Marc D. Hamburg
                                     Title: President

                                     BERKSHIRE HATHAWAY INC.




                                     By: /s/ Marc D. Hamburg
                                        ------------------------------
                                     Name: Marc D. Hamburg
                                     Title: Vice President

                                     LEUCADIA NATIONAL CORPORATION




                                     By: /s/ Joseph Orlando
                                        ------------------------------
                                     Name: Joseph Orlando
                                     Title: Authorized Officer

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